UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

Accolade, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700 Seattle, WA		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 926-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Registration Rights Agreement

On March 3, 2021, in connection with the closing of the previously announced acquisition of Innovation Specialists LLC d/b/a 2nd.MD, a Texas limited liability company (“Target”), Accolade, Inc. (the “Company”) entered into a registration rights agreement with certain of Target’s existing securityholders (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement registering covering up to 2,822,265 shares of the Company’s common stock that it have issued to existing Target securityholders pursuant to such acquisition (the “Target Shares”). The Company has agreed to file such registration statement no later than April 1, 2021.

The foregoing summary of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement that is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Credit Agreement Amendment

On March 2, 2021, the Company entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) to its existing Credit Agreement, dated as of July 19, 2019, as amended on August 21, 2020, September 11, 2020 and November 6, 2020 (the “Credit Agreement”), with (a) Comerica Bank in its capacity as administrative agent and lender, and (b) Western Alliance Bank as a lender. Pursuant to the Fourth Amendment, the parties agreed to, among other things (i) amend the definition of Eligible Monthly Recurring Revenue, (ii) amend the Covenant Revenue covenant and (iii) approve the Innovation Specialists Acquisition, each as defined in the Credit Agreement.

The foregoing description of the material terms of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Fourth Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See the disclosure under Item 8.01 of this Current Report on Form 8-K. The Company issued the shares of common stock in reliance on the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Securities Act”) and Regulation D under the Securities Act. Accordingly, the offer and sale of the shares pursuant to the Merger Agreement (as defined below) have not been registered under the Securities Act, and such shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 8.01	Other Events

On March 3, 2021, the Company, through its wholly owned subsidiary Maestro Merger Sub, LLC, a Texas limited liability company (“Merger Sub”), consummated the previously announced acquisition of the Target pursuant to the Agreement and Plan of Merger dated January 14, 2021 (the “Merger Agreement”). Under the Merger Agreement, Merger Sub merged with and into Target, with Target continuing as the surviving company and becoming a wholly owned subsidiary (the “Merger”) of the Company.

The Company paid aggregate consideration on the closing of the Merger of $213 million in cash, reflecting the previously announced cash component of the purchase consideration ($230 million), as adjusted for, among other things, estimated working capital, transaction expenses, cash and indebtedness in the business as of March 3, 2021, and 2,822,242 shares of the Company’s common stock to existing Target securityholders. A portion of the aggregate cash consideration is held in escrow to secure indemnification obligations of Target’s securityholders. The Company has committed to issue up to an additional 2,170,972 shares of its common stock upon the achievement of defined revenue milestones following the closing. Any former interest holders of Target that are not accredited investors will receive cash in lieu of any shares of the Company’s common stock that would have otherwise been issuable to such holder.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated January 14, 2021, by and among Accolade, Inc., Maestro Merger Sub, LLC, Innovation Specialists LLC d/b/a 2nd.MD, and Shareholder Representative Services LLC, as Member Representative

4.1	Registration Rights Agreement, dated March 3, 2021, by and between Accolade, Inc. and the holders listed on the Schedule of Holders thereto

10.1+	Fourth Amendment to Credit Agreement, dated March 2, 2021, by and among the Company, Comerica Bank and Western Alliance Bank

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

_____

*

We have omitted schedules and similar attachments to the subject agreement pursuant to Item 601 of Regulation S-K. We will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

+	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accolade, Inc.

Dated: March 4, 2021
	By:	/s/ Rajeev Singh
Rajeev Singh
Chief Executive Officer